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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of this _______________ day of May, 2000 and effective as of the Fifth (5th) day of June, 2000, unless otherwise agreed in writing by the parties, by and between World Wrestling Federation Entertainment, Inc. ("WWFE"), with offices at 1241 East Main Street, Stamford, CT 06902, and Stuart C. Snyder, an individual residing at 251 West 92nd Street, Apt. 11A, New York, New York ("Employee"), individually referred to as a "party" and collectively referred to as the "parties."

     NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   DUTIES/ACCOUNTABILITIES: WWFE agrees to employ Employee as . President
          -----------------------
and Chief Operating Officer. During Employee's employment with WWFE, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with WWFE, Employee shall report directly to WWFE's . Chief Executive Officer. Employee shall also take direction from WWFE's Chairman (collectively, "Reporting Officers"). Employee shall have such powers and duties with respect to WWFE as may reasonably be assigned to Employee by the Reporting Officers, to the extent consistent with Employee's position and status (collectively, "Duties").

     Employee shall devote his best efforts and full business time and attention to the performance of his Duties and shall protect and promote the interests of [OBJECT OMITTED]WWFE. Employee's principal place of employment shall be WWFE's offices located in Stamford, CT. Employee shall cooperate in any reasonable manner whatsoever with [OBJECT OMITTED]WWFE in connection with the performance of the Duties. Employee acknowledges and agrees that there are inherent subtasks within the services set forth above that will be performed as part of the Duties.

     Note: Areas of responsibility and employees reporting to Employee shall be clarified and an organizational chart will be provided.

     2.   TERM: The term of this Agreement shall be for three (3) years,
          ----
commencing on June 5, 2000 and, unless terminated earlier as set forth below, ending on June 4, 2003 ("Term"). Each year of the Term shall be referred to hereinafter as a "Contract Year".

     3.   TERRITORY: The territory for this Agreement shall be the entire world.
          ---------

     4.   COMPENSATION: Employee will be entitled to receive compensation
          ------------
hereunder, as follows:

          (a) During the Term, [OBJECT OMITTED]WWFE shall pay Employee a base salary at the annual rate of Six Hundred Thousand US Dollars (US$600,000.00) for the First Contract Year; Six Hundred Thirty Thousand US Dollars ($630,000.00) for the Second Contract Year; and Six Hundred Sixty One Thousand Five Hundred US Dollars ($661,500.00) for the Third Contract Year. All
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compensation shall be payable, less deductions and taxes required by law, in weekly or semimonthly installments as determined by WWFE in its sole discretion;

          (b) Employee shall be granted options to purchase two hundred thousand (200,000) shares of WWFE's Class A common stock under WWFE's Long Term Incentive Plan consistent with the Stock Option Agreement for Employees and Directors attached hereto as Exhibit A and incorporated herein by reference. Employee will be eligible to participate in any program created for senior management with respect to the grant of additional options;

          (c) Within ten (10) days after the first day of active employment tentatively scheduled for May 29, 2000, Employee shall be paid a one-time signing bonus in the amount of Seventy-Five Thousand US Dollars ($75,000.00) net of taxes and other withholdings normally associated with Employee compensation, it being understood and agreed that should this Agreement be terminated by WWFE on or before June 4, 2001, WWFE may credit this signing bonus against any payments that may be owed to Employee under Paragraph 7 (b) below, otherwise this signing bonus shall be nonrecoupable by WWFE; and

          (d) During each Contract Year of this Agreement, Employee shall be eligible for a bonus, to be paid based upon performance targets established by WWFE's Reporting Officers in advance and before or within the first quarter of each Contract Year, and in consultation with Employee. The target will be sixty percent (60%) of Employee's then current base salary with an upside potential of up to eighty percent (80%) of Employee's then current annual base salary.

     5.   EXPENSES:
          --------

          (a) WWFE shall reimburse Employee for any reasonable and necessary expenses incurred in the performance of his Duties hereunder, which shall include providing Employee with first class airline tickets on business related flights and any other reasonable and necessary travel, business entertainment and lodging expenses, provided that reimbursement hereunder shall be subject to WWFE's then current policies regarding such reimbursement, now or hereafter adopted by WWFE, that any and all such expenses are approved in advance by the WWFE's CEO and only upon receipt of adequate supporting documentation therefor. All such expenses shall be reimbursed within thirty (30) calendar days following submission to and approval by WWFE of an invoice no more frequently than on a monthly basis.

     6.   BENEFITS:
          ---------

          (a) Employee shall be eligible during the Term of this Agreement for those benefits generally available to similarly situated employees of [OBJECT OMITTED]WWFE including but not limited to welfare, health and life insurance and pension benefit and incentive programs, vacation and the like;

          (b) Employee shall be a member of WWFE's Executive Committee during the term of this Agreement;

          (c) At WWFE's sole discretion, at a time deemed appropriate by the Reporting Officers

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during the term of the Agreement, Employee will be reasonably considered to be added as a member of WWFE's Board of Directors;

          (d) Employee shall have the use of either his own or a company cellular telephone, it being understood and agreed in either case that WWFE shall reimburse Employee for monthly service charges and any reasonable and necessary toll calls or other business related fees incurred in connection with the use thereof; and

          (e) Employee shall be entitled to reimbursement for up to One Hundred US Dollars ($100.00) per month for home office telephone and fax charges.

     7.   TERMINATION:
          -----------

          (a) [OBJECT OMITTED]WWFE shall have the right to terminate Employee's employment and this Agreement immediately for "Cause." For purposes hereof, "Cause" shall mean if Employee: (i) is found to have engaged in fraud, deceit, misappropriation, embezzlement, theft, unethical conduct, or other act of gross misconduct against [OBJECT OMITTED]WWFE or any of its affiliates; (ii) is determined to have engaged in behavior that [OBJECT OMITTED]substantially and publicly injures [OBJECT OMITTED]WWFE's reputation in the community; (iii) is determined to have willfully and knowing violated any rules or regulations of any governmental or regulatory body; or (iv) is convicted, pleads or enters a plea of nolo contendere to a felony. If [OBJECT OMITTED]WWFE terminates Employee for Cause, Employee shall be paid any unpaid consideration as set forth in Paragraphs 4, 5 and 6 above only through the date of termination. Employee and [OBJECT OMITTED]WWFE shall have no further obligation hereunder, financial or otherwise, from the date of termination; and Employee and [OBJECT OMITTED]WWFE shall have all other rights and remedies available under this or any other agreement and at law or in equity.

          (b) WWFE may terminate this Agreement at any time for any reason other than Cause provided that within ten (10) days after such termination, it pays Employee on a non-mitigated basis (i) the difference between One Million Eight Hundred Ninety One Thousand Five Hundred Dollars ($1,891,500.00) and what WWFE has paid Employee pursuant to paragraph 4(a) above up to the date of his termination; (ii) all bonuses due under Paragraph 4(d) that remain unpaid, including a pro-rata bonus for a partial Contract Year, if applicable, and (iii) all consideration due under Paragraphs 5 and 6.

          (c) Should Employee resign at any point during the Term of this Agreement, WWFE shall have no further obligation thereafter to Employee under this Agreement, whether financial or otherwise, except for accrued and unpaid consideration due pursuant to Paragraphs 4, 5 and 6 above.

          (d) In the event of Employee's Disability (as defined below) (to the extent not prohibited by The Americans With Disabilities Act of 1990 or any other law), Employee shall be paid his unpaid compensation and consideration as set forth in Paragraphs 4(a), 4(d), 5 and 6 above through the date of resignation or Disability (as

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applicable). WWFE shall have no further obligation hereunder, financial or otherwise, except the stock options set forth in paragraph 4 (b) above, subject of course to any restrictions contained in WWFE's Long Term Incentive Plan and the Stock Option Agreement set forth in Exhibit A, from the date of resignation or Disability (as applicable) and WWFE shall have all other rights and remedies available under this or any other agreement and at law or in equity. For purposes hereof, "Disability" shall mean if as a result of Employee's medically diagnosed incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to WWFE and Employee's representative), Employee shall have been absent from full-time performance of his Duties with WWFE for four (4) consecutive months during any twelve (12) month period.

          (e) Notwithstanding anything to the contrary set forth above, should Employee die during the Term of this Agreement, WWFE shall pay Employee's heirs
(i) the difference between One Million Eight Hundred Ninety One Thousand Five Hundred Dollars ($1,891,500.00) and what WWFE has paid Employee pursuant to paragraph 4(a) above up to the date of his death; (ii) all bonuses due under Paragraph 4(d) that remain unpaid, including a pro-rata bonus for a partial Contract Year, if applicable, and (iii) all consideration due under Paragraphs 5 and 6.

          (f) For the avoidance of doubt, Employee's eligibility to exercise any stock options granted hereunder shall be consistent with the provisions of the Long Term Incentive Plan and Exhibit A.

     8.   WORK FOR HIRE: Employee hereby acknowledges that all duties performed
          -------------
hereunder were specifically ordered or commissioned by WWFE ("Work"); that the Work constitutes and shall constitute a work-made-for-hire as defined in the United States Copyright Act of 1976; that WWFE is and shall be the author of said work-made-for-hire and the owner of all rights in and to the Work throughout the universe, in perpetuity and in all languages, for all now known or hereafter existing uses, media and forms, including, without limitation, the copyrights therein and thereto throughout the universe for the initial term and any and all extensions and renewals thereof; and that WWFE shall have the right to make such changes therein and such uses thereof as it may deem necessary or desirable. "Works" shall include, but not be limited to all material and information created by Employee in the course of Employee's employment by WWFE which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed. To the extent that the Work is not recognized as a work-made-for-hire, Employee hereby assigns, transfers and conveys to WWFE, without reservation, all of Employee's right, title and interest throughout the universe in perpetuity in the Work, including, without limitation, all rights of copyright and copyright renewal in said Work or any part thereof. Employee will take whatever steps and do whatever acts WWFE requests at WWFE's cost, including, but not limited to, placement of WWFE's proper copyright notice on such Works to secure or aid in securing copyright protection and will assist WWFE or its nominees in filing applications to register claims of copyright in such works. Employee will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works of WWFE without the written permission from WWFE.

     9.   COVENANTS OF EMPLOYEE. In order to induce WWFE to enter into this
          ---------------------
Agreement, Employee hereby agrees as follows:

          (a) Confidentiality. Employee acknowledges that by reason of his
              ---------------
relationship with and service to WWFE, Employee has had and will have access to confidential information relating


                                                                               4
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to operations and technology and know-how which have been and will be developed by WWFE and its affiliates, including, without limitation, information and knowledge pertaining to wrestling productions and performances, public relations and marketing, products and their design and manufacture, methods of operation, sales and profit data, customer and supplier lists and relationships between WWFE and its affiliates and its customers, suppliers and others who have business dealings with it, and plans for future developments relating thereto. In recognition of the foregoing, during the Term and at all times thereafter, Employee will maintain the confidentiality of all such information and other matters of WWFE and its affiliates known to Employee which are otherwise not in the public domain and will not disclose any such information to any person outside the organization of WWFE, wherever located, except as required by law or with WWFE's Board of Directors' prior written authorization and consent.

          (b) Records. All papers, books and records of every kind and
              -------
description relating to the business and affairs of WWFE, or any its affiliates, whether or not prepared by Employee, other than personal notes prepared by or at the direction of Employee, shall be the sole and exclusive property of WWFE, and Employee shall surrender them to WWFE at any time upon request by WWFE. Employee's personal notes, papers and possessions, including those at the offices of WWFE, shall be accessible to Employee and be available for removal during the Term and after termination.

          (c) Non-Competition. Employee hereby agrees with WWFE that during the
              ---------------
Term and for a period of one (1) year following the date of termination, (i) he shall not perform services for or on behalf of any professional wrestling organization or entity including without limitation World Championship Wrestling or any subsidiary or affiliated company thereof, or any subsidiary or affiliated company thereof principally engaged in the business of professional wrestling, or Extreme Championship Wrestling or any subsidiary or affiliated company thereof principally engaged in the business of professional wrestling; (ii) he shall not actively solicit any employee of WWFE or any of its subsidiaries or affiliates to leave the employment thereof; and (iii) he shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relation with WWFE or its subsidiaries or affiliates to cease doing business with WWFE or its subsidiaries or in any way unlawfully interfere with the relationship between any such customer, supplier, licensee or other person and WWFE or its subsidiaries or affiliates, it being understood and agreed, however, that Paragraph 9 (c)(i) above shall not apply in the event that WWFE terminates Employee without cause.

          (d) Enforcement. Employee agrees and warrants that the covenants
              -----------
contained herein are reasonable, that valid considerations have been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Employee recognizes that the provisions of this Paragraph 9 are vitally important to the continuing welfare of WWFE, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by Employee, WWFE, and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by Employee in violation of this Paragraph 9.

     10.  ASSIGNMENT: This Agreement contemplates the personal services of
          ----------
Employee and is not assignable by Employee. WWFE may assign this Agreement in whole or in part, without limitation or restriction, provided that WWFE or the assignee remains fully responsible for the obligations of WWFE hereunder.

     11.  GOVERNING LAW; JURISDICTION:
          ---------------------------

          (a) Governing Law: This Agreement shall be governed by, and construed
              ---------------
in accordance with, the laws of the State of Connecticut applicable to contracts entered into and to be fully performed therein.

          (b) Jurisdiction: The parties hereto agree to submit solely to the
              ------------
jurisdiction of the United States District Court located in Bridgeport, Connecticut and the Judicial District Court of Stamford located in Stamford, Connecticut. The parties agree that service of process by mail shall be effective service of same and such service shall have the same effect as personal service with the State of Connecticut and result in personal jurisdiction over the parties in the forum in the State of Connecticut. The provisions contained in this Paragraph shall survive the termination and/or expiration of this Agreement.

     12.  NOTICES: Any notices are to be sent by certified mail, return receipt
          -------
requested or federal express and addressed as follows:

         TO WWFE:            World Wrestling Federation Entertainment, Inc.
                             Attn: Linda E. McMahon
                             Chief Executive Officer
                             1241 East Main Street
                             Stamford, CT  06902

         WITH A COPY TO:     World Wrestling Federation Entertainment, Inc.
                             Attn: Edward L. Kaufman
                             Senior Vice President and General Counsel
                             1241 East Main Street
                             Stamford, CT  06902

         TO EMPLOYEE:        Stuart C. Snyder
                             251 West 92nd Street, Apt. 11A
                             New York, New York

         WITH A COPY TO:     Robert V. Gaulin, Esq.
                             Robert V. Gaulin & Associates
                             200 West 57th Street
                             New York, NY  10019

     13.  SEVERABILITY: In the event that any provision or portion of this
          ------------
Agreement shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such


                                                                               6
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provision or portion shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

     14.  NAME AND LIKENESS: WWFE and its licensees and/or assignees shall have
          -----------------
the exclusive and perpetual right, but not the obligation, to use and license the use of Employee's name, approved photograph, likeness and biographical data ("Name and Likeness") for the purpose of advertising, marketing, promoting, publicizing and exploiting any matter related to the Duties performed hereunder with Employee's permission, which shall not be unreasonably withheld.

     15.  INDEMNITY: a) Employee shall hold WWFE, its parent, subsidiary and
          ---------
affiliate companies and the directors, officers, employees, licensees, successors, assigns and agents of the foregoing, harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising from any grossly negligent acts, or intentional acts by Employee outside the scope and course of his employment.

          (b) WWFE shall hold Employee harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising solely from the performance of Employee's Duties within the course and scope of Employee's employment hereunder.

     16.  REMEDIES: The waiver by either party of any breach hereof shall not be
          --------
deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     17.  INTEGRATION: This Agreement contains the complete understanding
          -----------
existing between the parties on the subjects covered and supersedes any previous written or verbal understandings with respect thereto. This Agreement may not be amended except by a writing signed by authorized representatives of Employee and WWFE.

     18.  COUNTERPARTS. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STUART C. SNYDER                  World Wrestling Federation Entertainment, Inc.
   ("Employee")                      ("WWFE")


By: ____________________________   By: ___________________________
         Stuart C. Snyder                 Linda E. McMahon
                                          Chief Executive Officer


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

STATE OF CONNECTICUT                )
                                    ) ss:
COUNTY OF FAIRFIELD                 )

     On ________________, 2000 , before me personally came Linda E. McMahon, Chief Executive Officer, World Wrestling Federation Entertainment, Inc., to me known, and known to me to be the individual described in, and who executed the foregoing, and duly acknowledged to me that she is a duly authorized corporate officer of World Wrestling Federation Entertainment, Inc., and that she executed the same on behalf of said company.

                                                    ----------------------------
                                                           Notary Public

My commission expires:  __________



STATE OF                   )
                           )ss:
COUNTY OF                  )

         On _____________, 2000 before me personally came Stuart C. Snyder to me known, and known to me to be the individual described in, and who executed the foregoing Agreement, and duly acknowledged to me that he executed the same.

                                                    ----------------------------
                                                           Notary Public

My commission expires:  __________

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